Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores, Agilent

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACTS:

Alicia Rodriguez, Agilent

+1 408 345 8948

alicia_rodriguez@agilent.com

Varian, Inc. Investor Relations

+1 650 424 5471

ir@varianinc.com

Agilent Technologies’ Acquisition of Varian, Inc. Cleared by

European Commission

SANTA CLARA and PALO ALTO, Calif., Jan. 21, 2010 — Agilent Technologies, Inc. (NYSE: A) and Varian, Inc. (NasdaqGS: VARI) today announced that they have been granted conditional antitrust clearance from the European Commission for Agilent’s proposed acquisition of Varian.

As part of the European Commission’s clearance decision, Agilent and Varian have committed to sell:

•	Varian’s laboratory gas chromatography (GC) business;

•	Varian’s triple quadrupole gas chromatography-mass spectrometry (GC-MS triple quad) business;

•	Varian’s inductively coupled plasma-mass spectrometry (ICP-MS) business; and,

•	Agilent’s micro gas chromatography (micro GC) business.

Agilent and Varian have initiated a process for selling these businesses, and have already engaged with a number of interested purchasers. The aggregate fiscal 2009 revenues of these four businesses were under $100 million.

“The European Commission’s decision is a key milestone toward completing the transaction that will bring our two firms together,” said Agilent President and CEO Bill Sullivan. “We are pleased to have received conditional clearance from the Commission. We are committed to ensuring that each of these four businesses is successfully divested as a viable, competitive business and that all customers remain fully supported during and beyond the divestiture process.

“While we would like to have retained all of the businesses of both companies, these divestitures are not material. We remain very excited about bringing these two companies together to better serve worldwide bio-analytical customers with a broader portfolio of products and services.”

Clearance by the U.S. Federal Trade Commission (FTC) is still pending, although Agilent and Varian do not expect the FTC to seek additional remedies in markets beyond those committed to for the European Commission.

Agilent’s acquisition of Varian remains subject to other regulatory approvals and customary closing conditions. Agilent expects the acquisition to close in early calendar 2010.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 17,000 employees serve customers in more than 110 countries. Agilent had net revenues of $4.5 billion in fiscal 2009. Information about Agilent is available on the Web at www.agilent.com.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science, environmental, energy, and applied research and other applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Varian had total sales of $807 million in fiscal 2009. Further information is available on the company’s Web site at www.varianinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements with respect to the timing of the closing of the merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the receipt of final regulatory approvals, satisfaction of other closing conditions, and such other risks as identified, with respect to Agilent, in Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, and with respect to Varian, Varian’s Proxy Statement relating to the merger, filed with the SEC on August 20, 2009 and Varian’s Current Report on Form 8-K filed with the SEC on September 25, 2009, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Neither Agilent nor Varian assumes any obligation to update or revise any forward-looking statement contained in this press release.

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